UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

International Business Machines Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Carlos Ghosn Resigns from IBM Board of Directors

ARMONK, N.Y. — April 1, 2005 — IBM today announced that Carlos Ghosn, Co-Chairman, President and Chief Executive Officer of Nissan Motor Company, Ltd., has resigned from the IBM Board of Directors, effective April 1, 2005.  Mr. Ghosn informed the IBM Board that he is making this decision in light of his broadening responsibilities in May, when he also becomes President and Chief Executive Officer of Renault S.A.  Mr. Ghosn became an IBM director in March 2004.

With Mr. Ghosn’s resignation, there are now 12 director nominees for election at IBM’s 2005 Annual Meeting on April 26, 2005.  The proxy cards released with the 2005 proxy statement remain effective and the shares represented by those proxy cards will be voted in accordance with stockholders’ instructions with respect to these 12 nominees.